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                                                                     Exhibit 5.3






                       [Letterhead of Shearman & Sterling]



                                                               April 9, 1999



Ladies and Gentlemen:

         We are acting as U.S. counsel for Alcatel (the "Company"), a societe anonyme organized under the laws of the Republic of France, in connection with the Company's Registration Statement on Form F-3, combined with the post-effective amendment to the Registration Statement on Form S-3 of Alcatel USA, Inc. ("Alcatel USA"), a wholly-owned subsidiary of the Company, (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on April 9, 1999, under the Securities Act of 1933, as amended (the "Act"), covering the registration under the Act of (i) 1,311,208 ordinary shares, nominal value EUR 10 per share, of the Company (the "Shares"), in the form of Shares or American Depositary Receipts evidencing American Depositary Shares, each representing one-fifth of a Share, (ii) the Guaranty (the "Guaranty") by the Company in respect of the 7% Convertible Subordinated Notes (the "Notes") issued by Alcatel USA and (iii) the Notes.

         In connection with the foregoing, we have examined the Registration Statement and the Guaranty. We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinion expressed below, we have relied as to certain matters on information obtained from officers of the Company and public officials.

         Our opinion set forth below is limited to the laws of the State of New York, and we do not express any opinion herein concerning any other laws.

         Based upon the foregoing and having regard for such legal considerations as we deemed relevant, we are of the opinion that the Guaranty, assuming its validity under the laws of the Republic of France, constitutes a legal, valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is being delivered in connection with the Registration Statement and is not to be used for any other purpose without our prior authorization.



                                             Very truly yours,



                                             /s/ Shearman & Sterling
                                             ________________________________
                                             Shearman & Sterling